Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Stock, $0.01 par value per share, of Braemar Hotels & Resorts Inc., a Maryland corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: November 18, 2025

Blackwells Capital LLC

By:	/s/ Jason Aintabi
Name:	Jason Aintabi
Title:	Chief Investment Officer

Jason Aintabi

By:	/s/ Jason Aintabi
Name:	Jason Aintabi

BW Coinvest Management I LLC,

By:	/s/ Jason Aintabi
Name:	Jason Aintabi
Title:	President & Secretary

Blackwells Asset Management LLC

By:	/s/ Jason Aintabi
Name:	Jason Aintabi
Title:	Chief Executive Officer, President & Secretary

Vandewater Capital Holdings, LLC

By:	/s/ Jason Aintabi
Name:	Jason Aintabi
Title:	President & Secretary

Blackwells Holding Co. LLC

By:	/s/ Jason Aintabi
Name:	Jason Aintabi
Title:	President & Secretary